EXHIBIT 99.1

ANNUAL MEETING OF STOCKHOLDERS OF

OPKO HEALTH, INC.

August 28, 2013

GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on August 28, 2013

The Proxy Statement and 2012 Annual Report are available at www.opko.com

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

21030303003000000000 5 082813

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR AND “FOR” PROPOSALS 2, 3, 4 AND 5.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE X

1. Election of ten directors.

FOR ALL NOMINEES

WITHHOLD AUTHORITY

FOR ALL NOMINEES

FOR ALL EXCEPT

(See instructions below)

NOMINEES:

Phillip Frost, M.D.

Jane H. Hsiao, Ph.D.

Steven D. Rubin

Robert A. Baron

Thomas E. Beier

Dmitry Kolosov

Richard A. Lerner, M.D.

John A. Paganelli

Richard C. Pfenniger, Jr.

Alice Lin-Tsing Yu, M.D., Ph.D.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

FOR AGAINST ABSTAIN

2. Proposal to approve an amendment to the OPKO Health, Inc. 2007 Equity Incentive Plan (the “2007 Plan”) to increase the aggregate number of shares of common stock, par value $0.01 per share, of OPKO (“OPKO common stock”) authorized for issuance pursuant to the 2007 Plan from 35 million shares to 55 million shares of OPKO common stock.

3. Proposal to approve an amendment to OPKO’s amended and restated certificate of incorporation to increase the authorized number of shares of the OPKO common stock that OPKO may issue from 500 million shares to 750 million shares.

4. Proposal to approve the issuance of shares of OPKO common stock and other securities exercisable for shares of OPKO common stock to the stockholders of PROLOR Biotech, Inc. (“PROLOR”), a Nevada corporation, in connection with the transactions contemplated by the Agreement and Plan of Merger, dated as of April 23, 2013, among PROLOR, OPKO and POM Acquisition, Inc. (“POM”), a Nevada corporation and a wholly owned subsidiary of OPKO formed for the purpose of facilitating the merger of POM with and into PROLOR.

5. Proposal to approve the adjournment of the OPKO annual meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the foregoing proposals.

6. In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the meeting or any postponement or adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR AND FOR PROPOSALS 2, 3, 4 AND 5.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement for the August 28, 2013 meeting.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder Date: Signature of Stockholder Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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PROXY

OPKO HEALTH, INC.

4400 Biscayne Blvd.

Miami, Florida 33137

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS AUGUST 28, 2013

The undersigned hereby appoints Steven D. Rubin and Juan F. Rodrigez, and each of them severally, as proxies of the undersigned, each with full power to appoint his substitute, to represent the undersigned at the Annual Meeting of Stockholders of OPKO Health, Inc. (“OPKO” or the “Company”) to be held at the Company’s headquarters at 4400 Biscayne Boulevard, Miami, Florida 33137, on August 28, 2013, beginning at 10:00 a.m., local time, and at any adjournments thereof, and to vote thereat all shares of common stock of the Company held of record by the undersigned at the close of business on July 22, 2013, in accordance with the instructions set forth on this proxy card and, in their discretion, to vote such shares on any other business as may properly come before the meeting and on matters incident to the conduct of the meeting. Any proxy heretofore given by the undersigned with respect to such stock is hereby revoked.

PLEASE MARK, DATE AND SIGN THIS PROXY ON THE REVERSE SIDE AND RETURN IT IN THE ENCLOSED ENVELOPE OR VOTE BY INTERNET AS INSTRUCTED

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on August 28, 2013

The Proxy Statement and 2012 Annual Report are available at www.opko.com.

14475

ANNUAL MEETING OF STOCKHOLDERS OF

OPKO HEALTH, INC.

August 28, 2013

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on August 28, 2013
The Proxy Statement and 2012 Annual Report are available at www.opko.com

Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet or telephone.

21030303003000000000 5 082813

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR AND "FOR" PROPOSALS 2, 3, 4 AND 5.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of ten directors.

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Phillip Frost, M.D.
- ○ Jane H. Hsiao, Ph.D.
- ○ Steven D. Rubin
- ○ Robert A. Baron
- ○ Thomas E. Beier
- ○ Dmitry Kolosov
- ○ Richard A. Lerner, M.D.
- ○ John A. Paganelli
- ○ Richard C. Pfenniger, Jr.
- ○ Alice Lin-Tsing Yu, M.D., Ph.D.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

	FOR	AGAINST	ABSTAIN
2. Proposal to approve an amendment to the OPKO Health, Inc. 2007 Equity Incentive Plan (the "2007 Plan") to increase the aggregate number of shares of common stock, par value $0.01 per share, of OPKO ("OPKO common stock") authorized for issuance pursuant to the 2007 Plan from 35 million shares to 55 million shares of OPKO common stock.	☐	☐	☐
3. Proposal to approve an amendment to OPKO's amended and restated certificate of incorporation to increase the authorized number of shares of the OPKO common stock that OPKO may issue from 500 million shares to 750 million shares.	☐	☐	☐
4. Proposal to approve the issuance of shares of OPKO common stock and other securities exercisable for shares of OPKO common stock to the stockholders of PROLOR Biotech, Inc. ("PROLOR"), a Nevada corporation, in connection with the transactions contemplated by the Agreement and Plan of Merger, dated as of April 23, 2013, among PROLOR, OPKO and POM Acquisition, Inc. ("POM"), a Nevada corporation and a wholly owned subsidiary of OPKO formed for the purpose of facilitating the merger of POM with and into PROLOR.	☐	☐	☐
5. Proposal to approve the adjournment of the OPKO annual meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the foregoing proposals.	☐	☐	☐

6. In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the meeting or any postponement or adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR AND FOR PROPOSALS 2, 3, 4 AND 5.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement for the August 28, 2013 meeting.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ____________ Date: ______ Signature of Stockholder ____________ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.